Exhibit 99.2

T H I R D Q U A R T E R 2 0 1 2 C O N F E R E N C E C A L L N o v e m b e r 8 , 2 0 1 2 Mission-Driven APEI American Public Education, Inc.

SAFE HARBOR STATEMENT Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are sometimes identified by words such as “anticipate”, “believe”, “could", “estimate”, “expect” , “intend” , “may” , “should“ , “ will” and “would” . These forward-looking statements include, without limitation, statements on slide “ Fourth Quarter 2012 Outlook ”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC, quarterly report on Form 10-Q for the three months ended September 30, 2012, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. 2

Third Quarter 2012 Highlights: • Civilian students continue to drive diversification of overall student population. • AMU’s leadership within the Military and Veteran communities continues to expand. • Several New Partnership Agreements: • National Football League Players Association (NFLPA) • APEI broadens focus on international students, including through a new relationship with New Horizons – a global, independent I.T. training company. Pay Type YTD 2012 Growth (y/y) FSA/Title IV 23% VA 91% Military/TA 8% Cash & Other 7% For nine months ending September 30, 2012 Net Course Registrations by Primary Funding Source Cash & Other 13% FSA/Title IV 35% Military/TA 39% VA 13% 3

Earning Recognition & Advancing The Learning Environment • APUS to launch new faculty scheduling software and Faculty Connect, an online social and professional network for APUS faculty. • APUS Bachelor of Science in Nursing was awarded accreditation by The Board of Commissioners of the Commission on Collegiate Nursing Education (CCNE). • The National University Technology Network honored the APUS Library with the annual Innovation in Distance Education Award. • APU renewed its multi-year agreement with Walmart Stores to offer courses and degree programs to their associates through the Lifelong Learning Partnership. • Walmart and APU recently mapped APUS management courses to competencies for professional development of Walmart managers. The courses are available for enrollment with tuition being provided directly by Walmart. 4

Building Corporate Relationships, Expanding Education Opportunities Worldwide • APEI intends to build relationships with New Horizons’ established network of business customers and work with a selection of their global franchise centers to expand outreach to students worldwide. • Over 260 locations in 41 states and 63 countries • Business customers include Fortune 500 companies, government agencies, small and mid-sized businesses, and associations serving the public service sector • Offering a wide variety of courses from Microsoft Office instruction to advanced Cisco and Microsoft Certifications • Award winning organization dedicated to lifelong learning 5 • Creates new platform for international student referrals, potentially lowering marketing costs. • Corporate tuition benefit programs and international students should increase the percentage of tuition paid by cash. • International students enhance the learning experience through increased student diversity and international perspectives contributed in the classroom. World’s largest independent IT training company

Vision for American Public Education: Respected and Affordable with Focus on Building Relationships • Honor AMU’s Military Heritage and Public Service Focus • Utilize Successful Relationship-oriented Approaches in Civilian Communities • Corporate, Non-Profit, and Community College Relationships • Key Influencers - Professional associations, as well as online groups and alumni through interactive media • Expand International Relationships: • New Horizons Partnership • Local and National Governments • Universities and Non-profits • Provide Online Learning Service Model 6 Civilian Communities Corporate Partnerships Online Learning Services International Students Partnerships Civilian Communities Military Community 1991 2020 2012

Third Quarter 2012 Financial Highlights: • Revenues increased 18% to $77.1 million, compared to the third quarter of 2011. • Bad debt expense declined to 4.4% of revenue, compared to 5.1% of revenue in the second quarter of 2012, primarily as a result of lower FSA fraud and abuse. • Instructional costs and services declined to 34.2% of revenue, compared to the third quarter of 2011, as a result of efficiencies gained from ePress and improvements in student support services. • Income from operations before interest income and income taxes increased 17% to $17.5 million, compared to the third quarter of 2011. • Net income was $10.8 million or approximately $0.60 per diluted share. • Cash and Cash Equivalents of $101.6 million with no long-term debt. • Purchased 169,177 shares during the third quarter 2012. As of September 30, 2012, approximately $10.7 million may yet be purchased under current programs. 7

APEI Invests in Global Information Technology Training Company • As a member of an investor group, APEI made a $6.75 million or 19.9% minority investment in NWHW Holdings, Inc. to acquire New Horizons. • In connection with the minority investment in NWHW Holdings, APEI also extended $6.0 million in credit to New Horizons in exchange for a subordinated note. 8 U.S. Operations International Operations Relationship Building Investor Group

Fourth Quarter & Year End 2012 Outlook The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Approximate Growth (y/y) Net course registration growth by new students -7% to -3% Net course registration growth 8% to 12% Revenue growth 9% to 13% Fourth Quarter Earnings per diluted share $0.64 to $0.67 Full-Year Earnings per diluted share $2.25 to $2.28 9 Additional Considerations • Some individuals and groups attempt to abuse the Title IV system and the Company believes net course registrations in the prior year period would have been lower absent this factor.

• ePress Initiative to Combat Textbook Inflation • Optimize Title IV Processing • Expanding Domestic Growth • Market segments where affordability resonates • Underserved markets • Hospitality and Tourism, Healthcare, and Nursing • Building Strong Relationships • Leading Corporations • Non-Profit Associations • Community Colleges • Developing International Opportunities • Online Learning Services for Higher Learning Academic Quality Tech Fee Title IV Automation Enter New Markets • International • Partnerships • US Domestic 10 ePress Current Initiatives Support Student Experience, Future Efficiencies, and New Market Entry

Mission-Driven APEI American Public Education, Inc. Third Quarter 2012 Conference Call November 8, 2012